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                                                                     EXHIBIT 5.1

                         [CONNER & WINTERS LETTERHEAD]


                                  June 14, 2000


Prize Energy Corp.
3500 William D. Tate
Suite 200
Grapevine, Texas 76051

         Re:      Prize Energy Corp.
                  Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel for Prize Energy Corp., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 2,141,300 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), issuable pursuant to the Company's Amended and Restated Option Plan (the "Plan"). A Registration Statement on Form S-8 (the "Registration Statement") covering the issuance and sale of the Shares from time to time upon exercise of stock options to be granted under the Plan has been filed under the Securities Act with the Securities and Exchange Commission.

         In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made. We have assumed that the consideration to be received by the Company for each of the Shares upon issuance will equal or exceed the par value per share of Common Stock of the Company.




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Prize Energy Corp.
June 13, 2000
Page 2


         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold, issued and delivered in the manner and for the consideration described in the Plan and applicable authorized forms of agreement thereunder, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

         We are members of the bar of the State of Oklahoma. Our opinion expressed above is limited to the laws of the State of Oklahoma, the corporate law of the State of Delaware and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                    Yours very truly,

                                                    CONNER & WINTERS,
                                                    A Professional Corporation